Exhibit 1.1

TRITON INTERNATIONAL LIMITED

(a Bermuda exempted company)

7,000,000

7.375% Series C Cumulative Redeemable Perpetual Preference Shares

(Liquidation Preference $25.00 per Share)

UNDERWRITING AGREEMENT

Dated: October 31, 2019

TRITON INTERNATIONAL LIMITED

(a Bermuda exempted company)

7,000,000 7.375% Series C Cumulative Redeemable Perpetual Preference Shares

(Liquidation Preference $25.00 per Share)

UNDERWRITING AGREEMENT

October 31, 2019

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

UBS Securities LLC

Wells Fargo Securities, LLC

Keefe, Bruyette & Woods, Inc.

as Representatives of the several Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

c/o RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Triton International Limited, a Bermuda exempted company (the “Company”), confirms its agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”), RBC Capital Markets, LLC (“RBC”), UBS Securities LLC (“UBS”), Wells Fargo Securities, LLC (“Wells Fargo”) and Keefe, Bruyette & Woods, Inc. (“KBW”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in

Section 10 hereof), for whom Morgan Stanley, RBC, UBS, Wells Fargo and KBW are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 7.375% Series C Cumulative Redeemable Perpetual Preference Shares, $0.01 par value, with a liquidation preference of $25.00 per share, of the Company (“Preference Shares”) set forth in Schedule A hereto (the “Securities”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-220340) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means 3:45 P.M., New York City time, on October 31, 2019, or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, including the Term Sheet, and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-1 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Term Sheet” means a final term sheet containing only a description of the Securities, in a form approved by the Underwriters, and attached as Schedule B-2 hereto.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be (i) the names of the Underwriters on the cover page and under the heading “Underwriting,” (ii) the first paragraph under the heading “Underwriting–Commissions and Discounts” and (iii) the information in the first, second and third paragraph under the heading “Underwriting–Price Stabilization, Short Positions,” in each case, contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants. KPMG LLP, which have certified the financial statements and supporting schedules of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vii) Financial Statements; Non-GAAP Financial Measures. The consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Shares, par value $0.01 per share, of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a company in good standing under the laws of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(x) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock, or equivalent, of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock, or equivalent, of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(xi) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any holder of securities of the Company. The Preference Shares conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder. The certificate of designation for the Preference Shares has been duly authorized by the board of directors of the Company or a duly authorized committee thereof.

(xiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or have been waived.

(xv) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, memorandum of association, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (foreign or domestic) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, memorandum of association, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers or customers which, in either case, would result in a Material Adverse Effect.

(xvii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) or the filing of the Prospectus with the Bermuda Registrar of Companies as soon as reasonably practicable after publication of the Prospectus.

(xx) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxi) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them that is material to their business or operations and good title to all of its containers and other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxii) Possession of Intellectual Property. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (i) the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and (ii) neither the Company nor any of its subsidiaries has received any notice of any infringement of asserted rights of others with respect to any Intellectual Property.

(xxiii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiv) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain as of the date and during the periods specified by their financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, maintained, effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvi) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, taking into account any requested extensions permitted by applicable law, have been paid, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other material tax returns that are required to have been filed, taking into account requested extensions permitted by applicable law, by them pursuant to applicable foreign, state, local or other law, and has paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxvii) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes to be adequate for the conduct of its business. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxviii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxix) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company take or cause any affiliate to take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxx) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxi) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxiii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxiv) Payments in Foreign Currency. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of Bermuda and any political subdivision thereof, any amounts payable with respect to the Securities upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Securities may be paid by the Company to the holders thereof in United States dollars and all such payments made to holders thereof or therein who are non-residents of Bermuda will not be subject to income, withholding or other taxes under laws and regulations of Bermuda or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or taxing authority thereof or therein.

(xxxv) PFIC Status. Based on the Company’s current and expected income, valuation of its assets and its election to treat certain of the Company’s subsidiaries as disregarded entities for U.S. federal income tax purposes, the Company does not presently expect to be a Passive Foreign Investment Company (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the current taxable year or the foreseeable future. The Company intends to use its reasonable efforts to avoid being classified as a PFIC for all subsequent taxable years.

(xxxvi) Commercial Agreements. All of the container leases, lease addenda, container management agreements and other agreements of the Company and its subsidiaries, considered as one enterprise (collectively, the “Commercial Agreements”), are in full force and effect, except where the failure of a Commercial Agreement to not be in full force and effect would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any Commercial Agreement, or affecting or questioning the rights of the Company or any of its subsidiaries with respect to any such Commercial Agreement, except with respect to any claims which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxvii) Compliance with Convention. The Company is in compliance with all of the obligations imposed on an owner of an intermodal freight container, as described in the International Convention for Safe Containers, 1972 (CSC), as amended, adopted by the International Maritime Organization, except for the failure to comply with any such obligations which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxviii) Cybersecurity. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with (i) all applicable laws or statutes and any judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its subsidiaries and (ii) all of the Company’s internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, that number of Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, at a price of $24.2125 per share.

(b) [Reserved.]

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Securities shall be made at the offices of Sidley Austin LLP at 787 7th Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on November 7, 2019 or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to bank account(s) designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Securities, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing (which may be by electronic mail), (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its reasonable best efforts to effect the listing of the Securities on the New York Stock Exchange within 30 days after the Closing Time and, upon such listing, will use its reasonable best efforts to maintain such listing.

(i) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preference Shares, any securities convertible into or exercisable or exchangeable for Preference Shares or any other securities that are substantially similar to the Securities or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the foregoing, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preference Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-1 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Final Term Sheet. The Company will prepare a Term Sheet and will file such Term Sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such rule.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (provided that the Company’s obligation to pay such fees and expenses shall not exceed $15,000), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, except that (A) the Company and the Underwriters will each bear 50% of the costs associated with chartered aircraft used, and (B) the Company and the Underwriters will each pay their own lodging and other costs in connection with the road show, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of a single counsel (not to exceed $20,000) to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (x) any fees payable in connection with the rating of the Securities with the ratings agencies. It is understood, however, that, except as provided in this Section and Sections 4(b), 6 and 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), Section 10 or Section 11 hereof, the Company shall reimburse the non-defaulting Underwriters for all of their out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of (1) Mayer Brown LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-1 hereto, (2) Appleby (Bermuda) Limited, Bermuda counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-2 hereto and (3) the General Counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-3 hereto.

(c) [Reserved.]

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f) [Reserved.]

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Listing Application. At the Closing Time, the Company shall have applied to list the Securities on the New York Stock Exchange and satisfactory evidence of such action shall have been provided to the Representatives.

(j) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) [Reserved].

(l) Additional Documents. At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 16, 17, 18, 19 and 20 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company and Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying part of the commencement thereof, the indemnifying party shall be entitled to participate therein to the extent that it shall wish, jointly with the other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, with counsel, in the case of parties indemnified pursuant to Section 6(a) above, selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, selected by the Company; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities or Bermuda authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 16, 17, 18, 19 and 20 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, the Company shall have the right, within 36 hours thereafter, to make arrangements for any other underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon the terms herein set forth. In the event such arrangements are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Time, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by the Company. If the Company shall fail at the Closing Time, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 16, 17, 18, 19 and 20 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Morgan Stanley & Co. LLC at 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division, (facsimile: (212) 507-8999), RBC Capital Markets, LLC at 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Transaction Management, (facsimile: (212) 658-6137), UBS Securities LLC at 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate (Facsimile: (203) 719-0495), Wells Fargo Securities, LLC at 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, (facsimile: (704) 410-0326) and Keefe, Bruyette & Woods, Inc. at, 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Equity Capital Markets; and notices to the Company shall be directed to it at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM10, Bermuda, attention of Estera Services (Bermuda) Limited, Assistant Secretary with a copy to Triton Container International, Incorporated of North America, 100 Manhattanville Road, Purchase, New York 10577, attention of Marc Pearlin (telephone: (914) 251-9000).

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints Marc Pearlin, Senior Vice President, General Counsel and Secretary of the Company as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 19. Foreign Taxes. All payments by the Company to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which the Company is organized, resident, doing business or has an office from which payment is made or deemed to be made, excluding any such tax imposed by reason of the Underwriters having some connection with the taxing jurisdiction other than its participation as an Underwriter hereunder (including, if applicable, any income or franchise tax on the overall net income of an Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York) (all such non-excluded taxes, “Foreign Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to the Underwriters an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

SECTION 20. Judgment Currency. The Company agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order in favor of the Underwriters being given or made against the Company for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company, shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 21. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 23. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
TRITON INTERNATIONAL LIMITED

By	/s/ John Burns
Title:	CFO

[Signature Page - Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

MORGAN STANLEY & CO. LLC
RBC CAPITAL MARKETS, LLC
UBS SECURITIES LLC WELLS FARGO SECURITIES, LLC KEEFE, BRUYETTE & WOODS, INC. By: MORGAN STANLEY & CO. LLC

By	/s/ Ian Drewe
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page - Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. LLC RBC CAPITAL MARKETS, LLC UBS SECURITIES LLC WELLS FARGO SECURITIES, LLC KEEFE, BRUYETTE & WOODS, INC.

By: RBC CAPITAL MARKETS, LLC

By	/s/ Scott Primrose
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page - Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. LLC RBC CAPITAL MARKETS, LLC UBS SECURITIES LLC WELLS FARGO SECURITIES, LLC KEEFE, BRUYETTE & WOODS, INC.

By: UBS SECURITIES LLC

By	/s/ James Anderson
James Anderson
Executive Director

By	/s/ Sam Reinhart
Sam Reinhart
Managing Director
UBS Securities, LLC

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page - Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. LLC RBC CAPITAL MARKETS, LLC UBS SECURITIES LLC WELLS FARGO SECURITIES, LLC KEEFE, BRUYETTE & WOODS, INC. By: WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page - Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. LLC RBC CAPITAL MARKETS, LLC UBS SECURITIES LLC WELLS FARGO SECURITIES, LLC KEEFE, BRUYETTE & WOODS, INC. By: KEEFE, BRUYETTE & WOODS, INC.

By	/s/ Murat Tastan
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page - Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Securities
Morgan Stanley & Co. LLC	1,470,000
RBC Capital Markets, LLC	1,470,000
UBS Securities LLC	1,470,000
Wells Fargo Securities, LLC	1,470,000
Keefe, Bruyette & Woods, Inc.	490,000
Goldman Sachs & Co. LLC	280,000
Janney Montgomery Scott LLC	210,000
BB&T Capital Markets, a division of BB&T Securities, LLC	140,000

Total	7,000,000

Sch A

SCHEDULE B-1

Free Writing Prospectuses

Term Sheet, dated October 31, 2019.

Sch B – 1

SCHEDULE B-2

Form of Term Sheet

[To be distributed under separate cover.]

Sch B – 2

PRICING TERM SHEET

7,000,000

7.375% Series C Cumulative Redeemable Perpetual Preference Shares

(Liquidation Preference $25.00 per Share)

October 31, 2019

Issuer:	Triton International Limited

Ratings*:	B+ (S&P)

Securities Offered:	7.375% Series C Cumulative Redeemable Perpetual Preference Shares (the “Series C Preference Shares”)

Number of Shares:	7,000,000 shares

Number of Option Shares:	None

Public Offering Price:	$25.00 per share; $175,000,000 total

Underwriting Discounts:	$0.7875 per share; $5,512,500 total

Maturity:	Perpetual (unless redeemed by the Issuer on or after December 15, 2024, or in connection with a Change of Control Triggering Event)

Trade Date:	October 31, 2019

Settlement Date:	November 7, 2019 (T+5)

Liquidation Preference:	$25.00 per share, plus accumulated and unpaid dividends

Dividend Rate:	7.375% per annum of the $25.00 liquidation preference per share (equal to $1.84375 per annum per share)

Dividend Payment Dates:	Quarterly in arrears on March 15, June 15, September 15 and December 15, commencing December 15, 2019

Optional Redemption:	On or after December 15, 2024, the Issuer may, at its option, redeem the Series C Preference Shares, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption.

Optional Redemption Upon A Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Issuer may, at its option, redeem the Series C Preference Shares, in whole or in part, within 120 days after the first date on which such Change of Control Triggering Event occurred, by paying $25.00 per Series C Preference Share, plus all accumulated and unpaid dividends to, but not including, the date of redemption, whether or not declared.

Sch B – 3

Limited Conversion Rights Upon a Change of Control:

Upon the occurrence of a Change of Control Triggering Event, each holder of Series C Preference Shares will have the right (unless the Issuer has provided notice of its election to redeem the Series C Preference Shares) to convert some or all of the Series C Preference Shares held by such holder on the Change of Control Conversion Date into a number of shares of the Issuer’s common shares per Series C Preference Share to be converted equal to the lesser of:

•   the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preference Share dividend payment and prior to the corresponding Series C Preference Share dividend payment, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price, and

•   1.35685, which is the quotient obtained by dividing (i) the $25.00 liquidation preference by (ii) one-half of the closing price of the Issuer’s common shares on the NYSE on the trading day immediately preceding the date of the prospectus supplement, subject, in each case, to certain adjustments and provisions for (i) the receipt of Alternative Conversion Consideration and (ii) splits, combinations and dividends in the form of equity issuances.

Notwithstanding the foregoing, the holders of Series C Preference Shares will not have a conversion right upon a Change of Control if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, and (ii) the Series C Preference Shares remain continuously listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

CUSIP/ISIN:	G9078F149 / BMG9078F1499

Joint Book-Running Managers:	Morgan Stanley & Co. LLC RBC Capital Markets, LLC UBS Securities LLC Wells Fargo Securities, LLC Keefe, Bruyette & Woods, Inc.

Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC Goldman Sachs & Co. LLC Janney Montgomery Scott LLC

Listing:	The Issuer intends to file an application to list the Series C Preference Shares on the New York Stock Exchange under the symbol “TRTN PC”. If the application is approved, trading of the Series C Preference Shares on the New York Stock Exchange is expected to commence within 30 days after their original issue date.

Sch B – 4

Capitalized terms used and not defined herein have the meanings assigned in the Issuer’s Preliminary Prospectus Supplement, dated October 31, 2019.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

** We expect that delivery of the Series C Preference Shares will be made against payment therefor on or about the settlement date specified in this communication, which will be the fifth business day following the date of pricing of the Series C Preference Shares (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the U.S. Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series C Preference Shares prior to the second business day preceding the date of delivery of the Series C Preference Shares will be required, by virtue of the fact that the Series C Preference Shares initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series C Preference Shares who wish to make such trades should consult their own advisor.

All information (including financial information) presented in the Preliminary Prospectus is deemed to have changed to the extent affected by the changes described herein.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell the Series C Preference Shares and is not soliciting an offer to buy the Series C Preference Shares in any jurisdiction where the offer or sale is not permitted.

The Issuer has filed a registration statement (including a prospectus supplement and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and the related prospectus if you request it by calling Morgan Stanley & Co. LLC at 1-866-718-1649, RBC Capital Markets, LLC at 1-866-375-6829, UBS Securities LLC at 1-888-827-7275, Wells Fargo Securities, LLC at 1-800-645-3751 or Keefe, Bruyette & Woods, Inc. at 1-800-966-1559.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Sch B – 5

Exhibit A-1

FORM OF OPINION OF COMPANY’S UNITED STATES COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) Each subsidiary of the Company listed on Schedule A hereto (collectively, the “Specified Subsidiaries”) is validly existing and in good standing under the laws of the State of Delaware.

(ii) The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the issuance and sale of the Shares contemplated thereby will not (A) constitute a violation of, or a default under, any of the agreements or instruments listed on Schedule B hereto; (B) violate any United States federal or New York State law, rule or regulation which, in our opinion, based on our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, other than federal and state securities laws (“Applicable Laws”), or (C) contravene any judgment, order or decree of any United States federal or New York State governmental body, agency or court having jurisdiction over the Company and known to us.

(iii) No consent, approval, authorization or order of, or registration or filing with, any court or other governmental authority or agency is required under any Applicable Law for the execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the issuance and sale of the Shares contemplated thereby, except for those that have already been obtained or made.

(iv) The statements set forth in the General Disclosure Package and the Prospectus under the caption “Tax Considerations – U.S. Federal Income Tax Considerations”, to the extent they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, have been reviewed by us and constitute accurate summaries of such matters in all material respects.

(v) The Company is not and, solely after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vi) Each of the Registration Statement, as of its most recent time of effectiveness with respect to the Underwriters as determined pursuant to Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and the Prospectus, as of its date, in each case other than the financial statements and schedules and related notes thereto, other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion, appeared on its face to comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder.

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Exhibit A-2

FORM OF OPINION OF COMPANY’S BERMUDA COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.

Incorporation and Status: Each of the Company and Triton Container International Limited (TCIL) is incorporated as an exempted company limited by shares and existing under the laws of Bermuda and is a separate legal entity. Each of the Company and TCIL is in good standing with the Registrar of Companies of Bermuda.

2.

Capacity: The Company has the requisite capacity and power to enter into, execute and deliver the Underwriting Agreement and to perform its obligations thereunder. Each of the Company and TCIL has the requisite capacity and power to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

3.

Authorisation: The Company has taken all necessary corporate action to authorise the execution and delivery of the Underwriting Agreement and the performance of the Company’s obligations thereunder, including the issuance of the Preference Shares.

4.

Execution and Binding Obligations: The Underwriting Agreement has been duly executed by or on behalf of the Company and constitutes legal, valid and binding obligations of the Company, enforceable against the Company.

5.

Company Authorised Capital: Based solely on the applicable Officer’s Certificate, the authorised, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). Based solely on the Officer’s Certificate and the Company Register of Members the authorised capital of the Company at the date of this opinion consists of USD[     ] divided into: (i) [     ] common shares of par value USD0.01 each, (ii) [     ] undesignated shares of par value USD0.01 each, (iii) 3,450,000 Series A Cumulative Redeemable Perpetual Preference Shares, of par value USD0.01, with a liquidation preference of USD25.00 per share, and (iv) 5,750,000 Series B Cumulative Redeemable Perpetual Preference Shares, of par value USD0.01, with a liquidation preference of USD25.00 per share.

6.

TCIL Authorised Capital: Based solely on the applicable Officer’s Certificate and the TCIL Register of Members the authorised capital of TCIL at the date of this opinion consists of USD1.00 divided into 100 common shares of par value USD0.01 each (TCIL Shares). The TCIL Shares have been duly authorised and validly issued, credited as fully paid, to the Company and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and are not subject to any statutory pre-emptive or similar rights under Bermuda law or the Constitutional Documents.

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7.

Preference Shares: When duly issued and paid for pursuant to and in accordance with the terms of the Underwriting Agreement and the Resolutions the Preference Shares will be validly issued, fully paid, non-assessable shares of the Company and will not be subject to any statutory pre-emptive or similar rights under Bermuda law or the Constitutional Documents.

8.

No Conflict: The due execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations under the Underwriting Agreement, including the issuance of the Preference Shares, will not (i) contravene any provisions of the Constitutional Documents or (ii) violate or contravene any applicable Bermuda law.

9.

Consents and Approvals: Subject as otherwise provided in this opinion, and except as provided in this paragraph, no consent, approval, licence or authorisation is required from any governmental, judicial or public body or authority in Bermuda in connection with the execution and delivery by the Company of the Underwriting Agreement or the performance by the Company of its obligations under any Document.

The permission of the Bermuda Monetary Authority (BMA) is required for the issue and transfer of shares, other than in cases where the BMA has granted a general permission. The BMA in its policy dated 1 June 2005 provides that “where any Equity Securities of a company (which would include the Preference Shares) are listed on an Appointed Stock Exchange (the New York Stock Exchange is deemed to be an Appointed Stock Exchange under Bermuda law) general permission is hereby given for the issue and subsequent transfer of any securities of the company from and/or to a non-resident, for so long as any Equities Securities of the company remain so listed”.

10.	Enforcement of Foreign Judgments:

A final and conclusive judgment of a competent foreign court (other than a court of jurisdiction to which the Judgments (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or the courts of the State of New York located in the City and County of New York, Borough of Manhattan (Foreign Courts) against the Company based upon the Underwriting Agreement under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in the Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

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(a)	the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(b)	the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

11.

Choice of Governing Law: The choice of the laws of the State of New York (Foreign Law) as the proper law to govern the Underwriting Agreement would be recognised, upheld and applied by the courts of Bermuda as a valid choice of law and the proper law of the Underwriting Agreement provided it is a bona fide choice of law in proceedings brought before them in relation to the Underwriting Agreement except for those laws: (i) which the Bermuda courts consider to be procedural in nature; or (ii) the application of which would be inconsistent with public policy as that term is interpreted under Bermuda law.

12.

Submission to Jurisdiction: The Company’s contractual submission to the jurisdiction specified in the Underwriting Agreement would generally be recognised by the courts of Bermuda, if such submission is accepted by the courts of the jurisdiction specified and is legal, valid and binding under the laws of the relevant jurisdiction.

13.

Residence: None of the Underwriters would be deemed to be resident, domiciled or carrying on business in Bermuda by reason solely of the negotiation, preparation, execution, performance, enforcement of, and/or receipt of any payment due from the Company under the Underwriting Agreement, nor is it necessary for the execution, delivery, performance and enforcement of the Underwriting Agreement that the Underwriters be authorised or qualified to carry on business in Bermuda. No holder of Preference Shares is or will be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of holding the Preference Shares.

14.

Taxes: There is no stamp duty, registration, documentary or any similar tax or duty of any kind payable in Bermuda in connection with the signature, performance or enforcement by legal proceedings of any of the Documents, as applicable.

15.

Withholding Taxes: The Company is not required under Bermuda law to make any deduction or withholding for or on account of any tax from any payment to be made in accordance with the terms of the Documents.

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16.

Tax Assurance: The Company has received an assurance from the Ministry of Finance granting an exemption, until 31 March 2035, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company.

17.

Exchange Control: The transactions contemplated by the Underwriting Agreement are not subject to any currency deposit or reserve requirements in Bermuda. The Company has been designated as “non-resident” for the purposes of the Exchange Control Act 1972 and regulations made under it and there is no restriction or requirement of Bermuda binding on the Company which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under the Underwriting Agreement.

18.

No Immunity: The Company is not entitled to immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in the courts of Bermuda in respect of proceedings against it in relation to the Underwriting Agreement.

19.	Winding Up and Litigation: Based solely upon the Litigation Search and the Company Search:

(a)	no court proceedings are pending against the Company;

(b)

no petition to wind up the Company or application to reorganise its affairs pursuant to a scheme of arrangement or application for the appointment of a receiver has been filed with the Supreme Court of Bermuda; and

(c)	no notice of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given to the Registrar of Companies.

20.

Agent: The appointment by the Company of Marc Pearlin, Senior Vice President, General Counsel and Secretary of the Company as agent for the receipt of any service of process in respect of any of the Foreign Courts in connection with any matter arising out of or in connection with the Documents is a valid and effective appointment, if such appointment is valid and binding under the laws of the Foreign Law and if no other procedural requirements need to be met in order to validate such appointment.

21.

Accuracy of Statements: The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Tax Considerations – Bermuda Tax Considerations” insofar as they purport to describe the provisions of the Constitutional Documents or the laws of Bermuda referred to therein, are accurate and correct in all material respects.

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22.

Correctness of Information: The information in the Registration Statement, the General Disclosure Package and Prospectus under the following headings and various paragraphs identified herein namely: “Description of Share Capital”, “Description of Series C Preference Shares”, “Risk Factors—We may become subject to unanticipated tax liabilities that may have a material adverse effect on our results of operations.”, “Risk Factors – We are incorporated in Bermuda and a significant portion of our assets will be located outside the United States. As a result, it may not be possible for shareholders to enforce civil liability provisions of the federal or state securities laws of the United States against the Company.”, “Risk Factors—Concentration of ownership among our significant shareholders may prevent new investors from influencing significant corporate decisions and may result in conflicts of interest.”, “Risk Factors—Bermuda law differs from the laws in effect in the United States and may afford less protection to shareholders.”, “ Risk Factors—Certain provisions of the Sponsor Shareholders Agreements, our memorandum of association and amended and restated bye-laws and Bermuda law could hinder, delay or prevent a change in control that you might consider favorable, which could also adversely affect the price of our common shares.”, “Risk Factors – Risks Related to the Series C Preference Shares – Our ability to pay dividends may be limited by regulatory law”, “Tax Considerations– Bermuda Tax Considerations “ and Item 15 of Part II of the Registration Statement, to the extent that they constitute matters of law, the Company’s memorandum of association and bye-laws or the Certificate of Designations, have been reviewed by us and are correct in all material respects.

23.

No Personal Liability: Subject to the below, when the Preference Shares are issued and fully paid, the holders of such Preference Shares will have no personal liability for the debts or obligations of the Company solely by reason of their status as holders of such Preference Shares.

Under Bermuda law, a company incorporated by registration under the Companies Act 1981 is a legal entity separate and distinct from its members. Whilst Bermuda courts always retain the power and discretion to do so, it is only in exceptional circumstances that the principle of separate legal personality of a Bermuda company is ignored by the Bermuda courts. Such an approach, generally referred to as ‘lifting the corporate veil’, is based on English common law authority (which would be regarded as persuasive, although technically not binding, in the courts of Bermuda) and has been taken where the device of incorporation is used for some illegal or improper purpose, in case of fraud or a sham or where public interest concerns prevail. In circumstances where a Bermuda company is acting as the agent of a shareholder or a subsidiary, the shareholder or subsidiary would be liable for obligations incurred on its behalf under applicable agency principles and not on the basis of the corporate veil being lifted.

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Exhibit A-3

FORM OF OPINION OF COMPANY’S GENERAL COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

1. To my knowledge, there are no legal or governmental proceedings, inquiries or investigations pending or threatened to which the Company or any subsidiary is a party or to which any property of the Company or any subsidiary is subject that are or would be required pursuant to Item 103 of Regulation S-K of the Rules and Regulations to be described in any document filed by the Company under the 1934 Act that is incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus that is not so described.

2. Neither the execution and delivery by the Company of the Underwriting Agreement nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby constitutes a violation of, or a default under, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject, except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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